Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of congatec Holding AG of our report dated August 11, 2015  relating to the financial statements of congatec AG, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
Munich, Germany
November 4, 2015